SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED SEPTEMBER 25, 2002 (To Prospectus dated September 24, 2002)


                                  CWMBS, INC.
                                   Depositor

                         Countrywide Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer

                    CHL Mortgage Pass-Through Trust 2002-18
                                    Issuer

                                ---------------

------------------------
The Class A-11               The Class A-11 Certificates
Certificates represent
obligations of the trust     o    This supplement relates to the offering of
only and do not                   the Class A-11 Certificates of the series
represent an interest in          referenced above. This supplement does not
or obligation of CWMBS,           contain complete information about the
Inc., Countrywide Home            offering of the Class A-11 Certificates.
Loans, Inc., Countrywide          Additional information is contained in the
Home Loans Servicing LP           prospectus supplement dated September 25,
or any of their                   2002, prepared in connection with the
affiliates.                       offering of the offered certificates of the
                                  series referenced above and in the prospectus
This supplement may be            of the depositor dated September 24, 2002.
used to offer and sell            You are urged to read this supplement, the
the offered certificates          prospectus supplement and the prospectus in
only if accompanied by            full.
the prospectus
supplement and the           o    As of November 25, 2003, the class
prospectus.                       certificate balance of the Class A-11
------------------------          Certificates was approximately $13,956,241.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-11 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

December 4, 2003

                               THE MORTGAGE POOL

     As of November 1, 2003 (the "Reference Date"), the Mortgage Pool included approximately 454 Mortgage Loans having an aggregate Stated Principal Balance of approximately $190,835,036.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                              As of November 1,
                                                                    2003
                                                              -----------------

Total Number of Mortgage Loans..............................       454
Delinquent Mortgage Loans and Pending Foreclosures at
Period End (1)
        30-59 days..........................................         0.00%
        60-90 days..........................................         0.00%
        91 days or more (excluding pending foreclosures)....         1.32%
                                                                     -----
       Total Delinquencies..................................         1.32%
                                                                     =====
Foreclosures Pending........................................         0.44%
                                                                     -----
Total Delinquencies and foreclosures pending................         1.76%
                                                                     =====
--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized by the depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, to approximately $33.455 billion at December 31, 2002, and to approximately $46.060 billion at September 30, 2003. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):


                                                       At February 28(29),                   At December 31,        At September 30,
                                         ------------------------------------------    ---------------------------  ---------------
                                             1999          2000           2001            2001           2002             2003
                                         -----------    -----------    -----------    -----------    ------------   ---------------
Delinquent Mortgage Loans and
  Pending Foreclosures at
  Period End:
     30-59 days.......................         1.03%          1.36%          1.61%          1.89%           2.11%            1.87%
     60-89 days.......................         0.18           0.22           0.28           0.39            0.53             0.54
     90 days or more (excluding
        pending foreclosures).........         0.12           0.16           0.14           0.23            0.35             0.44
                                         -----------    -----------    -----------    -----------    ------------     ------------
          Total of delinquencies               1.32%          1.75%          2.03%          2.51%           2.99%            2.85%
                                         ===========    ===========    ===========    ===========    ============     ============
Foreclosures pending..................         0.14%          0.16%          0.27%          0.31%           0.31%            1.07%
                                         ===========    ===========    ===========    ===========    ============     ============
Total delinquencies and
  foreclosures pending................         1.46%          1.91%          2.30%          2.82%           3.31%            3.92%
                                         ===========    ===========    ===========    ===========    ============     ============
Net Gains/(Losses) on liquidated
  loans(1)                               $(2,882,524)   $(3,076,240)   $(2,988,604)   $(5,677,141)   $(10,788,657)    $(14,146,823)

Percentage of Net Gains/(Losses)
  on liquidated loans(1)(2)...........      (0.018)%       (0.017)%       (0.014)%       (0.022)%        (0.032)%         (0.031)%
Percentage of Net Gains/(Losses) on
  liquidated loans (based on average
  outstanding principal balance)(1)         (0.021)%       (0.017)%       (0.015)%       (0.023)%        (0.033)%         (0.032)%


---------------
     (1) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
     (2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                  DESCRIPTION OF THE CLASS A-11 CERTIFICATES

     The Class A-11 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Priority of Distributions Among Certificates," " - Interest," and "- Principal".

     As of November 25, 2003 (the "Certificate Date"), the Class Certificate Balance of the Class A-11 Certificates was approximately $13,956,241, evidencing a beneficial ownership interest of approximately 7.31% in the Trust Fund. As of the Certificate Date, the senior certificates had an aggregate principal balance of approximately $176,036,934 and evidenced in the aggregate a beneficial ownership interest of approximately 92.25% in the Trust Fund. As of the Certificate Date, the subordinated certificates had an aggregate principal balance of approximately $14,798,102 and evidenced in the aggregate a beneficial ownership interest of approximately 7.75% in the Trust Fund. For additional information with respect to the Class A-11 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The November 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates -- Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"):

     o the mortgage loans prepay at the specified constant percentages of the Prepayment Assumption,

     o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

     o prepayments are allocated as described in the prospectus supplement without giving effect to loss and delinquency tests,

     o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

     o the scheduled monthly payment for each mortgage loan has been calculated such that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

     o the Net Mortgage Rate is equal to the Mortgage Rate minus the sum of the basic master servicing fee and the trustee fee and, where applicable, amounts in respect of lender paid primary mortgage insurance on a mortgage loan,

     o the Class Certificate Balance of the Class A-11 Certificates is as set forth on the cover page of this Supplement or as described under "Description of the Certificates,"

     o interest accrues on the Class A-11 Certificates at the applicable interest rate as described in the prospectus supplement and the excess master servicing fee accrues on each Non-Discount mortgage loan as described in the prospectus supplement,

     o distributions in respect of the Class A-11 Certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

     o the closing date of the sale of the Class A-11 Certificates is December 9, 2003,

     o the seller is not required to repurchase or substitute for any mortgage loan,

     o the master servicer does not exercise the option to repurchase the mortgage loans described under "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in the prospectus supplement, and

     o    no class of certificates becomes a Restricted Class.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement is the Standard Prepayment Assumption (the "Prepayment Assumption"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% of the Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 350% of the Prepayment Assumption assumes prepayment rates will be 0.7% per annum in month one, 1.4% per annum in month two, and increasing by 0.7% in each succeeding month until reaching a rate of 21% per annum in month 30 and remaining constant at 21% per annum thereafter. 0% of the Prepayment Assumption assumes no prepayments. There is no assurance that prepayments will occur at any of the Prepayment Assumption rate or at any other constant rate.

     While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class A-11 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

               Percent of Class Certificate Balance Outstanding

                                               Percentage of the
                                             Prepayment Assumption
                                           --------------------------
            Distribution Date              0%   150%  350%  550% 750%
            -----------------              ---  ----  ----  ---- ----
            Initial....................    100  100   100   100  100
            December 2004..............    96    75    46   16    0
            December 2005..............    93    45    0     0    0
            December 2006..............    88    19    0     0    0
            December 2007..............    84    0     0     0    0
            December 2008..............    81    0     0     0    0
            December 2009..............    78    0     0     0    0
            December 2010..............    74    0     0     0    0
            December 2011..............    70    0     0     0    0
            December 2012..............    66    0     0     0    0
            December 2013..............    61    0     0     0    0
            December 2014..............    56    0     0     0    0
            December 2015..............    51    0     0     0    0
            December 2016..............    45    0     0     0    0
            December 2017..............    39    0     0     0    0
            December 2018..............    33    0     0     0    0
            December 2019..............    26    0     0     0    0
            December 2020..............    19    0     0     0    0
            December 2021..............    11    0     0     0    0
            December 2022..............     3    0     0     0    0
            December 2023..............     0    0     0     0    0
            Weighted Average Life (in
            years)** ..................   11.3  2.00  1.00  0.7  0.5
             --------------------------
             (*) Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $2,264,534, $100,000 and $2,350,748, respectively.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the A-11 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" herein.

     Certain U.S. Federal Income Tax Documentation Requirements

     A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     o Exemption for non-U.S. Persons (W-8BEN). In general, Beneficial Owners of notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if notes are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Note for the account of another) or non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

     o Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     o Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where notes are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

     o Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and
          Certification).

     o U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

  Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A-11 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A-11 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") if the conditions for application of the Exemption described in the Prospectus are met.

                                    RATINGS

     The Class A-11 Certificates are currently rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc. and "Aaa" by Moody's Investors Service, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-11 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide

Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


Summary of Mortgage Loans
(As of Reference Date)

Total Number of Mortgage Loans                             454
Aggregate Principal Balance                           $190,835,036
Average Principal Balance                               $420,341         $148,303 to $1,132,267
Weighted Average Mortgage Rate                           6.742%            6.000% to 8.375%
Net Weighted Average Mortgage Rate                       6.483%            5.741% to 8.116%
Weighted Average Original Term (months)                    354                240 to 360
Weighted Average Remaining Term (months)                   338                168 to 349
Weighted Average Combined Loan-to-Value Ratio            72.45%            21.54% to 103.00%



                                                MORTGAGE RATES

                                         Number of             Aggregate              Percent of
Mortgage Rates(%)                      Mortgage Loans      Principal Balance        Mortgage Loans
--------------------------------------------------------------------------------------------------------
6.000                                        1                  $460,670                 0.24          %
6.125                                        2                  $780,477                 0.41
6.250                                       21                $10,241,780                5.37
6.375                                       68                $32,281,977               16.92
6.500                                       77                $33,007,847               17.30
6.625                                       60                $25,612,007               13.42
6.750                                       47                $19,453,363               10.19
6.875                                       76                $29,017,438               15.21
7.000                                       25                 $9,255,319                4.85
7.125                                       17                 $7,483,476                3.92
7.250                                       12                 $4,949,393                2.59
7.375                                       15                 $5,553,569                2.91
7.500                                       11                 $3,010,841                1.58
7.625                                        7                 $2,675,985                1.40
7.750                                        2                  $991,586                 0.52
7.875                                        6                 $2,558,424                1.34
8.000                                        2                 $1,174,258                0.62
8.125                                        2                 $1,493,390                0.78
8.250                                        1                  $174,990                 0.09
8.375                                        2                  $658,246                 0.34
--------------------------------------------------------------------------------------------------------

Total                                       454               $190,835,036              100.00         %
========================================================================================================




                                             CURRENT PRINCIPAL BALANCES

Range of Current                         Number of             Aggregate              Percent of
Principal Balances                     Mortgage Loans      Principal Balance        Mortgage Loans
--------------------------------------------------------------------------------------------------------

$100,000.01 - $200,000.00                    27                $4,612,690                2.42          %
$200,000.01 - $300,000.00                    17                $4,209,811                2.21
$300,000.01 - $400,000.00                   221               $78,633,865               41.21
$400,000.01 - $500,000.00                    98               $43,747,362               22.92
$500,000.01 - $600,000.00                    40               $21,650,325               11.35
$600,000.01 - $700,000.00                    27               $17,249,828                9.04
$700,000.01 - $800,000.00                    10                $7,404,435                3.88
$800,000.01 - $900,000.00                     2                $1,657,674                0.87
$900,000.01 - $1,000,000.00                  11               $10,536,779                5.52
$1,000,000.01 - $1,500,000.00                 1                $1,132,267                0.59
--------------------------------------------------------------------------------------------------------

Total                                       454               $190,835,036              100.00         %
========================================================================================================





                                DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

                                         Number of             Aggregate              Percent of
Type of Program                        Mortgage Loans      Principal Balance        Mortgage Loans
--------------------------------------------------------------------------------------------------------

Full/Alternative                            343               $144,570,709              75.76          %
Reduced                                      80               $34,099,037               17.87
Streamlined                                  29               $11,125,672                5.83
No Ratio                                     2                 $1,039,619                0.54
--------------------------------------------------------------------------------------------------------

Total                                       454               $190,835,036              100.00         %
========================================================================================================




                                       ORIGINAL LOAN-TO-VALUE RATIOS

Range of                                 Number of             Aggregate              Percent of
Original Loan-to-Value Ratios(%)       Mortgage Loans      Principal Balance        Mortgage Loans
--------------------------------------------------------------------------------------------------------

0.01 - 50.00                                 22               $10,753,138                5.63          %
50.01 - 55.00                                25               $10,490,464                5.50
55.01 - 60.00                                15                $7,275,821                3.81
60.01 - 65.00                                35               $14,515,233                7.61
65.01 - 70.00                                49               $21,903,317               11.48
70.01 - 75.00                                58               $25,038,314               13.12
75.01 - 79.99                                84               $35,190,768               18.44
80.00 - 80.00                               122               $52,060,479               27.28
80.01 - 85.00                                1                  $432,060                 0.23
85.01 - 90.00                                23                $7,581,314                3.97
90.01 - 95.00                                19                $5,416,303                2.84
100.01 - 105.00                              1                  $177,826                 0.09
--------------------------------------------------------------------------------------------------------

Total                                       454               $190,835,036              100.00         %
========================================================================================================





                                   STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                         Number of             Aggregate              Percent of
State                                  Mortgage Loans      Principal Balance        Mortgage Loans
--------------------------------------------------------------------------------------------------------

Alaska                                       1                  $298,912                 0.16          %
Alabama                                      3                  $867,692                 0.45
Arizona                                      9                 $3,097,853                1.62
California                                  178               $79,412,971               41.61
Colorado                                    11                 $4,681,045                2.45
Connecticut                                  4                 $2,445,165                1.28
District of                                  4                 $1,166,150                0.61
Florida                                     23                 $9,193,028                4.82
Georgia                                     13                 $4,696,835                2.46
Hawaii                                      10                 $5,380,752                2.82
Idaho                                        3                 $1,335,919                0.70
Illinois                                     6                 $1,991,804                1.04
Kansas                                       1                  $378,732                 0.20
Kentucky                                     1                  $339,469                 0.18
Lousiana                                     1                  $392,734                 0.21
Massachusetts                               12                 $5,188,698                2.72
Maryland                                    11                 $3,913,676                2.05
Maine                                        1                  $552,878                 0.29
Michigan                                     4                 $1,362,192                0.71
Minnesota                                    5                 $2,362,374                1.24
Missouri                                     2                  $886,856                 0.46
Mississippi                                  2                  $869,204                 0.46
North Carolina                              10                 $6,546,294                3.43
New Hampshire                                2                  $597,792                 0.31
New Jersey                                  18                 $7,411,338                3.88
New Mexico                                   2                  $721,202                 0.38
Nevada                                       7                 $2,911,348                1.53
New York                                    41                $16,927,008                8.87
Ohio                                         1                  $334,768                 0.18
Oklahoma                                     4                 $1,383,108                0.72
Oregon                                       7                 $2,289,979                1.20
Pennsylvania                                11                 $3,779,606                1.98
South Carolina                               1                  $421,932                 0.22
Tennessee                                    2                  $752,677                 0.39
Texas                                       19                 $7,437,311                 3.9
Utah                                         3                  $867,416                 0.45
Virginia                                    10                 $3,772,005                1.98
Washington                                  11                 $3,866,312                2.03
--------------------------------------------------------------------------------------------------------

Total                                       454               $190,835,036              100.00         %
========================================================================================================





                                          PURPOSE OF MORTGAGE LOANS

                                         Number of             Aggregate              Percent of
Loan Purpose                           Mortgage Loans      Principal Balance        Mortgage Loans
--------------------------------------------------------------------------------------------------------

Purchase                                    195               $80,550,095                42.21         %
Refinance (rate/term)                       177               $74,407,552                38.99
Refinance (cash-out)                         82               $35,877,389                18.80
--------------------------------------------------------------------------------------------------------

Total                                       454               $190,835,036              100.00         %
========================================================================================================




                                        TYPES OF MORTGAGED PROPERTIES

                                         Number of             Aggregate              Percent of
Property Type                          Mortgage Loans      Principal Balance        Mortgage Loans
--------------------------------------------------------------------------------------------------------

Single Family                               320               $134,978,794               70.73         %
PUD                                         103               $42,307,963                22.17
Two- to Four-Family                          15                $6,924,769                 3.63
Condominium                                  16                $6,623,510                 3.47
--------------------------------------------------------------------------------------------------------

Total                                       454               $190,835,036              100.00         %
========================================================================================================




                                              OCCUPANCY TYPES

                                         Number of             Aggregate              Percent of
Occupancy Type                         Mortgage Loans      Principal Balance        Mortgage Loans
--------------------------------------------------------------------------------------------------------

Primary Residence                           435               $182,328,602              95.54          %
Second Residence                             12                $5,897,259                3.09
Investor Property                            7                 $2,609,176                1.37
--------------------------------------------------------------------------------------------------------

Total                                       454               $190,835,036              100.00         %
========================================================================================================




                                      REMAINING TERMS TO MATURITY

Remaining Terms to                       Number of             Aggregate              Percent of
Maturity (Months)                      Mortgage Loans      Principal Balance        Mortgage Loans
--------------------------------------------------------------------------------------------------------

121 - 180                                    1                  $212,693                 0.11          %
181 - 240                                    22                $8,998,262                4.72
241 - 300                                    3                 $1,224,719                0.64
301 - 360                                   428               $180,399,361              94.53
--------------------------------------------------------------------------------------------------------

Total                                       454               $190,835,036             100.00          %
========================================================================================================


                                   EXHIBIT 2


        THE                                                                                 Distribution Date:  11/25/03
      BANK OF
        NEW
       YORK
101 Barclay St, 8W
New York, NY 10286

Officer:      Courtney Bartholomew                 Countrywide Home Loans
              212-815-3236                  Mortgage Pass-Through Certificates
Associate:    Sean O'Connell                         Series 2002-18
              212-815-6312

                                      Certificateholder Monthly Distribution Summary
-------------------------------------------------------------------------------------------------------------------------
                                             Certificate                        Pass
                                 Class           Rate        Beginning        Through        Principal       Interest
      Class        Cusip      Description        Type         Balance         Rate (%)     Distribution    Distribution
-------------------------------------------------------------------------------------------------------------------------
       A1        12669C7L8      Strip IO      Fix-30/360    14,018,388.47       6.500000           0.00       75,932.94
       A2        12669C7M6       Senior       Fix-30/360    20,166,086.20       6.000000   3,148,336.44      100,830.43
       A3        12669C7N4       Senior       Fix-30/360             0.00       6.000000           0.00            0.00
       A4        12669C7P9       Senior       Fix-30/360     9,674,303.77       8.500000   1,510,355.69       68,526.32
       A5        12669C7Q7       Senior       Fix-30/360    18,358,838.08       6.000000     130,705.81       91,794.19
       A6        12669C7R5       Senior       Fix-30/360    17,796,236.00       6.000000           0.00       88,981.18
       A7        12669C7S3       Senior       Fix-30/360    26,141,161.92       6.000000           0.00            0.00
       A8        12669C7T1       Senior       Fix-30/360    48,900,000.00       6.000000           0.00      244,500.00
       A9        12669C7U8       Senior       Fix-30/360     1,100,000.00       6.000000           0.00        5,500.00
       A10       12669C7V6       Senior       Fix-30/360    23,564,234.74       5.500000   3,678,856.58      108,002.74
       A11       12669C7W4       Senior       Fix-30/360    16,538,189.40       5.250000   2,581,947.92       72,354.58
       PO        12669C7X2      Strip PO      Fix-30/360     4,926,786.48       0.000000     209,405.84            0.00
       AR        12669C7Y0       Senior       Fix-30/360             0.00       6.500000           0.00            0.00
-------------------------------------------------------------------------------------------------------------------------
        M        12669C7Z7       Junior       Fix-30/360     6,665,685.82       6.500000       6,540.06       36,105.80
       B1        12669C8A1       Junior       Fix-30/360     3,209,404.28       6.500000       3,148.92       17,384.27
       B2        12669C8B9       Junior       Fix-30/360     1,975,018.02       6.500000       1,937.80       10,698.01
       B3        12669C8C7       Junior       Fix-30/360       987,509.01       6.500000         968.90        5,349.01
       B4        12669C8D5       Junior       Fix-30/360       987,509.01       6.500000         968.90        5,349.01
       B5        12669C8E3       Junior       Fix-30/360       987,509.28       6.500000         968.90        5,349.01
-------------------------------------------------------------------------------------------------------------------------
     Totals                                                201,978,472.01                 11,274,141.76      936,657.49
-------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------
                                    Current                      Cumulative
                     Total         Realized        Ending         Realized
      Class       Distribution      Losses         Balance         Losses
---------------------------------------------------------------------------
       A1            75,932.94        0.00     13,178,427.19        0.00
       A2         3,249,166.87        0.00     17,017,749.76        0.00
       A3                 0.00        0.00              0.00        0.00
       A4         1,578,882.01        0.00      8,163,948.07        0.00
       A5           222,500.00        0.00     18,228,132.27        0.00
       A6            88,981.18        0.00     17,796,236.00        0.00
       A7                 0.00        0.00     26,271,867.73        0.00
       A8           244,500.00        0.00     48,900,000.00        0.00
       A9             5,500.00        0.00      1,100,000.00        0.00
       A10        3,786,859.33        0.00     19,885,378.15        0.00
       A11        2,654,302.50        0.00     13,956,241.47        0.00
       PO           209,405.84        0.00      4,717,380.64        0.00
       AR                 0.00        0.00              0.00        0.00
--------------------------------------------------------------------------
        M            42,645.86        0.00      6,659,145.75        0.00
       B1            20,533.19        0.00      3,206,255.36        0.00
       B2            12,635.81        0.00      1,973,080.22        0.00
       B3             6,317.91        0.00        986,540.11        0.00
       B4             6,317.91        0.00        986,540.11        0.00
       B5             6,317.91        0.00        986,540.38        0.22
--------------------------------------------------------------------------
     Totals      12,210,799.26        0.00    190,835,036.02        0.22
--------------------------------------------------------------------------


        THE                                                                                   Distribution Date:  11/25/03
      BANK OF
        NEW
       YORK
101 Barclay St, 8W
New York, NY 10286

Officer:      Courtney Bartholomew                   Countrywide Home Loans
              212-815-3236                    Mortgage Pass-Through Certificates
Associate:    Sean O'Connell                           Series 2002-18
              212-815-6312

                                               Principal Distribution Detail
-------------------------------------------------------------------------------------------------------------------------
                                    Original             Beginning         Scheduled                        Unscheduled
                                  Certificate           Certificate        Principal        Accretion        Principal
     Class          Cusip           Balance               Balance         Distribution      Principal       Adjustments
-------------------------------------------------------------------------------------------------------------------------
      A1          12669C7L8         36,444,909.00       14,018,388.47              0.00             0.00         0.00
      A2          12669C7M6        100,000,000.00       20,166,086.20      3,148,336.44             0.00         0.00
      A3          12669C7N4          4,225,000.00                0.00              0.00             0.00         0.00
      A4          12669C7P9         50,000,000.00        9,674,303.77      1,510,355.69             0.00         0.00
      A5          12669C7Q7         20,000,000.00       18,358,838.08        130,705.81             0.00         0.00
      A6          12669C7R5         17,796,236.00       17,796,236.00              0.00             0.00         0.00
      A7          12669C7S3         24,500,000.00       26,141,161.92              0.00       130,705.81         0.00
      A8          12669C7T1         48,900,000.00       48,900,000.00              0.00             0.00         0.00
      A9          12669C7U8          1,100,000.00        1,100,000.00              0.00             0.00         0.00
      A10         12669C7V6        121,787,755.00       23,564,234.74      3,678,856.58             0.00         0.00
      A11         12669C7W4         85,474,830.00       16,538,189.40      2,581,947.92             0.00         0.00
      PO          12669C7X2         11,216,078.73        4,926,786.48        209,405.84             0.00         0.00
      AR          12669C7Y0                100.00                0.00              0.00             0.00         0.00
-------------------------------------------------------------------------------------------------------------------------
       M          12669C7Z7          6,750,000.00        6,665,685.82          6,540.06             0.00         0.00
      B1          12669C8A1          3,250,000.00        3,209,404.28          3,148.92             0.00         0.00
      B2          12669C8B9          2,000,000.00        1,975,018.02          1,937.80             0.00         0.00
      B3          12669C8C7          1,000,000.00          987,509.01            968.90             0.00         0.00
      B4          12669C8D5          1,000,000.00          987,509.01            968.90             0.00         0.00
      B5          12669C8E3          1,000,000.27          987,509.28            968.90             0.00         0.00
-------------------------------------------------------------------------------------------------------------------------
    Totals                         500,000,000.00      201,978,472.01     11,274,141.76       130,705.81         0.00
-------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                       Net       Current            Ending           Ending
                    Principal    Realized         Certificate      Certificate
     Class        Distribution    Losses            Balance          Factor
-------------------------------------------------------------------------------
      A1                0.00        0.00      13,178,427.19      0.36159857579
      A2        3,148,336.44        0.00      17,017,749.76      0.17017749758
      A3                0.00        0.00               0.00      0.00000000000
      A4        1,510,355.69        0.00       8,163,948.07      0.16327896146
      A5          130,705.81        0.00      18,228,132.27      0.91140661339
      A6                0.00        0.00      17,796,236.00      1.00000000000
      A7                0.00        0.00      26,271,867.73      1.07232113193
      A8                0.00        0.00      48,900,000.00      1.00000000000
      A9                0.00        0.00       1,100,000.00      1.00000000000
      A10       3,678,856.58        0.00      19,885,378.15      0.16327896146
      A11       2,581,947.92        0.00      13,956,241.47      0.16327896146
      PO          209,405.84        0.00       4,717,380.64      0.42059089947
      AR                0.00        0.00               0.00      0.00000000000
-------------------------------------------------------------------------------
       M            6,540.06        0.00       6,659,145.75      0.98654011162
      B1            3,148.92        0.00       3,206,255.36      0.98654011162
      B2            1,937.80        0.00       1,973,080.22      0.98654011162
      B3              968.90        0.00         986,540.11      0.98654011162
      B4              968.90        0.00         986,540.11      0.98654011162
      B5              968.90        0.00         986,540.38      0.98654011162
-------------------------------------------------------------------------------
    Totals     11,274,141.76        0.00     190,835,036.02
-------------------------------------------------------------------------------


        THE                                                                               Distribution Date:  11/25/03
      BANK OF
        NEW
       YORK
101 Barclay St, 8W
New York, NY 10286

Officer:      Courtney Bartholomew                Countrywide Home Loans
              212-815-3236                 Mortgage Pass-Through Certificates
Associate:    Sean O'Connell                        Series 2002-18
              212-815-6312


                                            Interest Distribution Detail
--------------------------------------------------------------------------------------------------------------------------------
                     Beginning           Pass          Accrued       Cumulative                      Total             Net
                    Certificate        Through         Optimal         Unpaid         Deferred     Interest         Prepayment
     Class            Balance          Rate (%)        Interest       Interest        Interest        Due         Int Shortfall
--------------------------------------------------------------------------------------------------------------------------------
       A1          14,018,388.47       6.500000       75,932.94         0.00            0.00        75,932.94         0.00
       A2          20,166,086.20       6.000000      100,830.43         0.00            0.00       100,830.43         0.00
       A3                   0.00       6.000000            0.00         0.00            0.00             0.00         0.00
       A4           9,674,303.77       8.500000       68,526.32         0.00            0.00        68,526.32         0.00
       A5          18,358,838.08       6.000000       91,794.19         0.00            0.00        91,794.19         0.00
       A6          17,796,236.00       6.000000       88,981.18         0.00            0.00        88,981.18         0.00
       A7          26,141,161.92       6.000000            0.00         0.00      130,705.81       130,705.81         0.00
       A8          48,900,000.00       6.000000      244,500.00         0.00            0.00       244,500.00         0.00
       A9           1,100,000.00       6.000000        5,500.00         0.00            0.00         5,500.00         0.00
      A10          23,564,234.74       5.500000      108,002.74         0.00            0.00       108,002.74         0.00
      A11          16,538,189.40       5.250000       72,354.58         0.00            0.00        72,354.58         0.00
       PO           4,926,786.48       0.000000            0.00         0.00            0.00             0.00         0.00
       AR                   0.00       6.500000            0.00         0.00            0.00             0.00         0.00
--------------------------------------------------------------------------------------------------------------------------------
       M            6,665,685.82       6.500000       36,105.80         0.00            0.00        36,105.80         0.00
       B1           3,209,404.28       6.500000       17,384.27         0.00            0.00        17,384.27         0.00
       B2           1,975,018.02       6.500000       10,698.01         0.00            0.00        10,698.01         0.00
       B3             987,509.01       6.500000        5,349.01         0.00            0.00         5,349.01         0.00
       B4             987,509.01       6.500000        5,349.01         0.00            0.00         5,349.01         0.00
       B5             987,509.28       6.500000        5,349.01         0.00            0.00         5,349.01         0.00
--------------------------------------------------------------------------------------------------------------------------------
     Totals       201,978,472.01                     936,657.49         0.00      130,705.81     1,067,363.30         0.00
--------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------
                Unscheduled
                  Interest        Interest
     Class       Adjustment         Paid
-------------------------------------------
       A1           0.00         75,932.94
       A2           0.00        100,830.43
       A3           0.00              0.00
       A4           0.00         68,526.32
       A5           0.00         91,794.19
       A6           0.00         88,981.18
       A7           0.00              0.00
       A8           0.00        244,500.00
       A9           0.00          5,500.00
      A10           0.00        108,002.74
      A11           0.00         72,354.58
       PO           0.00              0.00
       AR           0.00              0.00
-------------------------------------------
       M            0.00         36,105.80
       B1           0.00         17,384.27
       B2           0.00         10,698.01
       B3           0.00          5,349.01
       B4           0.00          5,349.01
       B5           0.00          5,349.01
-------------------------------------------
     Totals         0.00        936,657.49
-------------------------------------------


        THE                                                                                           Distribution Date:  11/25/03
      BANK OF
        NEW
       YORK
101 Barclay St, 8W
New York, NY 10286

Officer:      Courtney Bartholomew               Countrywide Home Loans
              212-815-3236                Mortgage Pass-Through Certificates
Associate:    Sean O'Connell                       Series 2002-18
              212-815-6312

                                            Current Payment Information
                                                 Factors per $1,000
-----------------------------------------------------------------------------------------------------------------------------------
                               Original       Beginning Cert.                                          Ending Cert.        Pass
                            Certificate         Notional           Principal         Interest           Notional          Through
   Class       Cusip           Balance          Balance         Distribution       Distribution         Balance           Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------
    A1         12669C7L8      36,444,909.00       384.646000062      0.000000000     2.083499167      361.598575786      6.500000
    A2         12669C7M6     100,000,000.00       201.660862016     31.483364440     1.008304310      170.177497576      6.000000
    A3         12669C7N4       4,225,000.00         0.000000000      0.000000000     0.000000000        0.000000000      6.000000
    A4         12669C7P9      50,000,000.00       193.486075333     30.207113878     1.370526367      163.278961455      8.500000
    A5         12669C7Q7      20,000,000.00       917.941903868      6.535290481     4.589709519      911.406613388      6.000000
    A6         12669C7R5      17,796,236.00     1,000.000000000      0.000000000     5.000000000    1,000.000000000      6.000000
    A7         12669C7S3      24,500,000.00     1,066.986200924      0.000000000     0.000000000    1,072.321131928      6.000000
    A8         12669C7T1      48,900,000.00     1,000.000000000      0.000000000     5.000000000    1,000.000000000      6.000000
    A9         12669C7U8       1,100,000.00     1,000.000000000      0.000000000     5.000000000    1,000.000000000      6.000000
    A10        12669C7V6     121,787,755.00       193.486075333     30.207113878     0.886811179      163.278961455      5.500000
    A11        12669C7W4      85,474,830.00       193.486075333     30.207113878     0.846501580      163.278961455      5.250000
    PO         12669C7X2      11,216,078.73       439.261046664     18.670147192     0.000000000      420.590899472      0.000000
    AR         12669C7Y0             100.00         0.000000000      0.000000000     0.000000000        0.000000000      6.500000
-----------------------------------------------------------------------------------------------------------------------------------
     M         12669C7Z7       6,750,000.00       987.509009842      0.968898219     5.349007137      986.540111622      6.500000
    B1         12669C8A1       3,250,000.00       987.509009842      0.968898219     5.349007137      986.540111622      6.500000
    B2         12669C8B9       2,000,000.00       987.509009842      0.968898219     5.349007137      986.540111622      6.500000
    B3         12669C8C7       1,000,000.00       987.509009842      0.968898219     5.349007137      986.540111622      6.500000
    B4         12669C8D5       1,000,000.00       987.509009842      0.968898219     5.349007137      986.540111622      6.500000
    B5         12669C8E3       1,000,000.27       987.509009841      0.968898219     5.349007137      986.540111622      6.500000
-----------------------------------------------------------------------------------------------------------------------------------
  Totals                     500,000,000.00       403.956944020     22.548283520     1.873314980      381.670072040
-----------------------------------------------------------------------------------------------------------------------------------


      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                         Countrywide Home Loans
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: Sean O'Connell                                   Series 2002-18
           212-815-6312

Pool Level Data
Distribution Date                                                                                                         11/25/03
Cut-off Date                                                                                                               9/ 1/02
Determination Date                                                                                                        11/ 1/03
Accrual Period 30/360                                  Begin                                                              10/ 1/03
                                                       End                                                                11/ 1/03
Number of Days in 30/360 Accrual Period                                                                                         30



----------------------------------------------------------------
Collateral Information
----------------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                                                                500,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                   201,978,472.00
Ending Aggregate Pool Stated Principal Balance                                                                      190,835,036.04

Beginning Aggregate Certificate Stated Principal Balance                                                            201,978,472.00
Ending Aggregate Certificate Stated Principal Balance                                                               190,835,036.04

Beginning Aggregate Loan Count                                                                                                 483
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                 29
Ending Aggregate Loan Count                                                                                                    454

Beginning Weighted Average Loan Rate (WAC)                                                                               6.744545%
Ending Weighted Average Loan Rate (WAC)                                                                                  6.742152%

Beginning Net Weighted Average Loan Rate                                                                                 6.341448%
Ending Net Weighted Average Loan Rate                                                                                    6.339322%

Weighted Average Maturity (WAM) (Months)                                                                                       338

Servicer Advances                                                                                                        37,313.96

Aggregate Pool Prepayment                                                                                            10,944,754.89
Pool Prepayment Rate                                                                                                   48.7888 CPR



----------------------------------------------------------------
Certificate Information
----------------------------------------------------------------
Group 1
-------
Senior Percentage                                                                                                   92.4828679464%
Senior Prepayment Percentage                                                                                       100.0000000000%

Subordinate Percentage                                                                                               7.5171320536%
Subordinate Prepayment Percentage                                                                                    0.0000000000%


      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                         Countrywide Home Loans
           212-815-3236                          Mortgage Pass-Through Certificates
Associate: Sean O'Connell                                   Series 2002-18
           212-815-6312

Certificate Account
Beginning Balance                                                                                                             0.00

Deposit
Payments of Interest and Principal                                                                                   12,273,219.77
Liquidation Proceeds                                                                                                          0.00
All Other Proceeds                                                                                                            0.00
Other Amounts                                                                                                                 0.00
                                                                                                                     -------------
Total Deposits                                                                                                       12,273,219.77


Withdrawals
Reimbursement of Servicer Advances                                                                                            0.00
Payment of Master Servicer Fees                                                                                          38,166.72
Payment of Sub Servicer Fees                                                                                              1,238.29
Payment of Other Fees                                                                                                    23,015.44
Payment of Insurance Premium(s)                                                                                               0.00
Payment of Personal Mortgage Insurance                                                                                    1,238.29
Other Permitted Withdrawal per the Pooling and Service                                                                        0.00
  Agreement
Payment of Principal and Interest                                                                                    12,210,799.32
                                                                                                                     -------------
Total Withdrawals                                                                                                    12,274,458.06

Ending Balance                                                                                                           23,015.44


Master Servicing Fees Paid                                                                                               38,166.72
Insurance Premium(s) Paid                                                                                                     0.00
Personal Mortgage Insurance Fees Paid                                                                                     1,238.29
Other Fees Paid                                                                                                          23,015.44
                                                                                                                         ----------
Total Fees                                                                                                               62,420.45


----------------------------------------------------------------
                Delinquency Information
----------------------------------------------------------------
Group 1
-------


Delinquency                                                 30-59 Days          60-89 Days            90+ Days              Totals
-----------                                                 ----------          ----------            --------              ------
Scheduled Principal Balance                                       0.00                0.00        3,504,075.96        3,504,075.96
Percentage of Total Pool Balance                             0.000000%           0.000000%           1.836181%           1.836181%
Number of Loans                                                      0                   0                   6                   6
Percentage of Total Loans                                    0.000000%           0.000000%           1.321586%           1.321586%



      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                         Countrywide Home Loans
           212-815-3236                          Mortgage Pass-Through Certificates
Associate: Sean O'Connell                                   Series 2002-18
           212-815-6312

Foreclosure
-----------
Scheduled Principal Balance                                                                                           1,874,525.59
Percentage of Total Pool Balance                                                                                         0.982275%
Number of Loans                                                                                                                  2
Percentage of Total Loans                                                                                                0.440529%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%

REO
---
Scheduled Principal Balance                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%

Book Value of all REO Loans                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%

Current Realized Losses                                                                                                       0.00
Additional Gains (Recoveries)/Losses                                                                                          0.00
Total Realized Losses                                                                                                         0.00



----------------------------------------------------------------
          Subordination/Credit Enhancement Information
----------------------------------------------------------------


Protection                                                                                            Original             Current
----------                                                                                            --------             -------
Bankruptcy Loss                                                                                     100,000.00          100,000.00
Bankruptcy Percentage                                                                                0.020000%           0.052401%
Credit/Fraud Loss                                                                                 5,000,000.00        2,350,747.50
Credit/Fraud Loss Percentage                                                                         1.000000%           1.231822%
Special Hazard Loss                                                                               5,000,000.00        2,264,533.60
Special Hazard Loss Percentage                                                                       1.000000%           1.186645%

Credit Support                                                                                        Original             Current
--------------                                                                                        --------             -------
Class A                                                                                         484,999,999.73      176,036,934.10
Class A Percentage                                                                                  97.000000%          92.245605%

Class M                                                                                           6,750,000.00        6,659,145.75
Class M Percentage                                                                                   1.350000%           3.489478%


      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                         Countrywide Home Loans
           212-815-3236                          Mortgage Pass-Through Certificates
Associate: Sean O'Connell                                   Series 2002-18
           212-815-6312


Credit Support                                                                                        Original             Current
--------------                                                                                        --------             -------
Class B1                                                                                          3,250,000.00        3,206,255.36
Class B1 Percentage                                                                                  0.650000%           1.680119%

Class B2                                                                                          2,000,000.00        1,973,080.22
Class B2 Percentage                                                                                  0.400000%           1.033919%

Class B3                                                                                          1,000,000.00          986,540.11
Class B3 Percentage                                                                                  0.200000%           0.516960%

Class B4                                                                                          1,000,000.00          986,540.11
Class B4 Percentage                                                                                  0.200000%           0.516960%

Class B5                                                                                          1,000,000.27          986,540.38
Class B5 Percentage                                                                                  0.200000%           0.516960%


----------------------------------------------------------------
                   Compensating Interest Detail
----------------------------------------------------------------

Total Gross Prepayment Interest Shortfall                                                                                 3,912.13
Compensation for Gross PPIS from Servicing Fees                                                                           3,912.13

Total Net PPIS (Non-Supported PPIS)                                                                                           0.00